AGREEMENT


THIS AGREEMENT ("Agreement") is entered into this 11th day of January 2000, by and between SAVIAR, Inc., an Arizona Corporation ("SAVIAR") and affiliated company Spaeth Enterprises, Inc., a California Corporation, together herein referred to as PRINCIPAL, and ConSyGen Inc., a Delaware Corporation, herein referred to as CLIENT. SAVIAR, Inc. has its principal offices located at 4110 N. Scottsdale Road, Suite 380, Scottsdale, AZ 85251, Spaeth Enterprises, Inc., has its principal offices located at 13136 North 94th Place, Scottsdale, AZ 85260 and ConSyGen, Inc. and affiliated companies, has its principal offices located at 125 South 52nd Street, Tempe, AZ 85281.

WHEREAS PRINCIPAL is engaged in the business of developing business and marketing plans, and raising capital for ongoing business ventures;

WHEREAS CLIENT is a company currently doing business in the Arizona area requiring additional capital for expansion; and

WHEREAS CLIENT has determined that the services of PRINCIPAL are needed to accomplish its goals of achieving a capital infusion of $8-10 million, in order to development and launch ConSyGen into the Global marketplace.

NOW THEREFORE, PRINCIPAL and CLIENT agree as follows:

     1) During the term of this Agreement, CLIENT shall enjoy the non-exclusive right to PRINCIPAL's services. Such services to be performed by PRINCIPAL shall include, but not be limited to seeking and negotiating a capital infusion of approximately $8-10 million.

     2) For such consulting services, CLIENT shall compensate PRINCIPAL as follows: CLIENT shall pay PRINCIPAL eight percent (8%) of all funds raised or obtained as a result of contacts made by PRINCIPAL, and all funds raised or obtained directly or indirectly from persons, corporations, or other entities introduced or brought to the attention of CLIENT by PRINCIPAL. As an example of the above, if PRINCIPAL introduces a person to CLIENT, or if contact is established between that person and CLIENT as a result of PRINCIPAL's efforts, and that person causes a corporation or other person to provide funds to
          CLIENT, then compensation shall be owed to PRINCIPAL. Such compensation shall be payable irrespective of the nature of funds raised or obtained, including, without limitation, cash, equity, debt, credit, and so forth, and irrespective of whether such funds are actually obtained prior to the expiration of this Agreement.

          a. Compensation due to PRINCIPAL shall be payable immediately upon the time that funds are made available to CLIENT; and
          b. computed from gross sums contracted for without any deduction(s) of any kind.

     3) Upon acceptance of this Agreement, CLIENT shall issue a promissory note for $20,000 to PRINCIPAL, payable in good faith immediately upon CLIENT availability of funds but in no event payable later than six
          (6) months from the date of this Agreement, for the development and coordination of the investor presentation strategy. CLIENT shall also issue 1,100,000 "Warrants" immediately upon execution of this Agreement to PRINCIPAL for Strategic Business and Marketing Plan development and continued participation as an advisor on the CLIENT's Advisory Board. Distribution of the "Warrants" shall be as follows:
          550,000 warrants issued to Dominick M. Nardone and 550,000 warrants to Robert D. Spaeth as per Paragraph 5 of this Agreement.

     4) Compensation per Paragraph 2 of this Agreement shall be payable irrespective of the nature of funds raised or obtained, including, without limitation, cash, equity, debt, credit, and so forth, and irrespective of whether such funds are actually obtained prior to the expiration of this Agreement. Compensation per Paragraph 2 of this
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          Agreement shall be based upon the total amount of funding  provided or to be provided to the CLIENT by the INVESTOR, including funds actually delivered, credit available for use by the CLIENT and commitments to provide funds or credit in one or more installments in the future,
          regardless   whether  such   installments   are  contingent  upon  the
          satisfaction of conditions imposed upon the CLIENT by the INVESTOR.

     5) The "Stock Warrants" shall be issued as Common Stock, in four blocks, with a per share exercise price of .24 for the first block of 200,000 warrants, .48 per share for the second block of 300,000 warrants, .48 for the third block of 300,000 warrants and .48 for the fourth block of 300,000 warrants. The Stock Warrants shall be nontransferable, and restricted from exercise for a period of 15 days from the date of this Agreement. The Stock Warrants shall be issued equally to Dominick M. Nardone and to Robert D. Spaeth. The exercise time-frame for the "Stock Warrants" issued shall be for seven (7) years. A "Stock Warrant Agreement", to be written by CLIENT in good faith at a later date, shall be devised in such a way as to protect the PRINCIPAL's warrants from reorganizations, mergers, and acquisitions.

     6) It is agreed that Dominick M. Nardone and Robert D. Spaeth will be the specific persons that will be working with the INVESTOR/INVESTORS on the CLIENT's behalf. Dominick M. Nardone and Robert D. Spaeth are also the designated persons that will be included on the CLIENT's Advisory Board.

     7) Compensation for SAVIAR's active involvement in software development shall be defined under separate agreement.

     8) All costs incurred by PRINCIPAL related to this Agreement shall be reimbursed upon receipt of a bi-weekly statement outlining such disbursements. In no event will PRINCIPAL incur any expense greater than $100 without receiving written authorization from CLIENT.

     9) The term of this Agreement shall be for the eight-month period commencing January 11, 2000. PRINCIPAL or CLIENT may terminate this Agreement upon 30 days notice to other party, per Paragraph 22 of this Agreement. Either party may terminate this Agreement for cause, immediately upon notice to the other, per Paragraph 22 of this Agreement. In the event of any termination, PRINCIPAL shall immediately provide CLIENT with a list of all persons, corporation, or other entities, which PRINCIPAL, either directly or indirectly, introduced or brought to the attention of CLIENT. Should any names on said list provide funds to CLIENT, directly or indirectly, per Paragraph 3 of this Agreement, during 4 years following termination of this Agreement, compensation shall be paid to PRINCIPAL in accordance with Paragraph 1 of this Agreement.

     10) CLIENT agrees to indemnify and hold harmless PRINCIPAL from any liability PRINCIPAL may incur to third parties as a result of the performance of the services called for under this Agreement. In no event shall PRINCIPAL's liability under this Paragraph exceed the amount of compensation it has been paid under this Agreement.

     11) CLIENT shall provide immediate written notice to PRINCIPAL upon entering into any agreement that provides funds to CLIENT, irrespective of form of such funds. Such notice shall include the name of the party providing funds, the person(s) who were the principal contacts between the party and CLIENT, and the amount of funds involved. PRINCIPAL warrants that, for a 12-month period from such notice PRINCIPAL shall make no direct contact with those named in such notice, without the express consent of CLIENT. PRINCIPAL agrees to keep such information confidential and not to disclose the identity of the parties and persons involved to anyone except as expressly authorized by CLIENT. PRINCIPAL further agrees that, except for the purposes of securing funding pursuant to this Agreement or as expressly authorized by CLIENT, that it will not disclose confidential or proprietary information of CLIENT.

     12) CLIENT represents and warrants that it has the corporate ability to enter into this Agreement.

     13) PRINCIPAL agrees to provide conscientious, competent and diligent services and at all times will seek to achieve the purposes for which PRINCIPAL has been retained. However, because of uncertainties in the general business market, PRINCIPAL cannot, does not and expressly declines to warrant, predict or guarantee results, particular agreements, terms of any agreement or financial arrangements which are satisfactory to CLIENT. CLIENT acknowledges that PRINCIPAL has made no promises, guarantees or warranties about the outcome of the consulting which is the subject of this Agreement and, further, that any opinion offered by PRINCIPAL in the future shall not constitute a warranty or guarantee.

     14) PRINCIPAL shall not be liable to CLIENT for any consequential damages, direct or indirect, arising out of the performance of this Agreement, and in no event shall PRINCIPAL's liability exceed the fees earned under this Agreement.

     15) This Agreement shall be made and construed under the laws of the State of Arizona. The parties agree that all disputes under the terms of this Agreement shall be decided under the jurisdiction of the American Arbitration Association in Arizona, and that a judgment may be granted based upon any award given through the arbitration proceeding.

     16) This Agreement shall not be construed to create a joint venture, partnership or any other business entity between the parties.

     17) In the event that a Court or other tribunal declares one or more of the terms of this Agreement invalid, it shall have no effect on the remaining terms, which will remain valid and enforceable.

     18) This Agreement contains the entire Agreement of the parties. No other agreement, statement or promise made on or before this Agreement will be binding on the parties. Any amendment, modification or waiver of this Agreement will not be binding unless signed by both parties.

     19) The language used in this Agreement constitutes language jointly chosen by CLIENT and PRINCIPAL to express their mutual intent, and no rule of strict construction against any party shall apply to any term or condition of this Agreement.

     20) This Agreement shall inure to the benefit and bind the parties and their successors, heirs, executors and personal representatives.

     21) By signing this Agreement, below, PRINCIPAL and CLIENT reciprocally acknowledge that each has carefully read, understands and agrees to this Agreement.

     22) All notices, requests, demands, and other communications hereunder shall be in writing addressed to the parties and at the addresses herein, and shall be sent by registered or certified mail, postage prepaid, and shall be effective upon actual receipt.

     23) It is agreed that PRINCIPAL's INVESTOR contacts, sources, and/or resources shall remain the property of PRINCIPAL. CLIENT shall pay PRINCIPAL on all funds raised or obtained as a result of contacts made by PRINCIPAL, and all funds raised or obtained directly or indirectly from persons, corporations, or other entities introduced or brought to the attention of CLIENT by PRINCIPAL. As an example of the above, if PRINCIPAL introduces a person to CLIENT, or if contact is established between that person and CLIENT as a result of PRINCIPAL's efforts, and that person causes a corporation or other person to provide funds to CLIENT, then compensation shall be owed to PRINCIPAL.

     24) This Agreement shall be binding upon the parties, their heirs, successors and assigns and shall be considered honored and terminated when all parties in good faith have fulfilled all promises and agreements herein stated.

     25) IN WITNESS WHEREOF, PRINCIPAL and CLIENT have duly executed this Agreement under seal as of the day and year first above written.

PRINCIPAL                                  CLIENT

Name:  Dominick M. Nardone II             Name: A.L. Burridge
     ----------------------------------        ---------------------------------
Title: President/CEO                      Title: President/CEO
      ---------------------------------         --------------------------------
Signature: /s/ Dominick M. Nardone II     Signature: /s/ A.L. Burridge
          -----------------------------             ----------------------------


Name: /s/ Robert D. Spaeth
     ----------------------------------
Title: President
      ---------------------------------
Signature: /s/ Robert D. Spaeth
          -----------------------------